SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2003

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

333-74794	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

Item 5. Other Events

IRS Announcement Regarding Synthetic Fuels

        Through its subsidiaries, PPL operates a synfuel facility in Somerset, Pennsylvania and receives tax credits pursuant to Section 29 of the Internal Revenue Code based on its sale of synfuel to unaffiliated third-party purchasers. Section 29 of the Internal Revenue Code provides tax credits for the production and sale of solid synthetic fuels produced from coal. To qualify for the Section 29 tax credits, the synthetic fuel must meet three primary conditions: (i) there must be a significant chemical change in the coal feedstock, (ii) the product must be sold to an unaffiliated entity, and (iii) the production facility must have been placed in service before July 1, 1998. Section 29 tax credits are currently scheduled to expire at the end of 2007.

        PPL received a private letter ruling from the Internal Revenue Service (IRS) in November 2001 pursuant to which, among other things, the IRS concluded that the synthetic fuel produced at the Somerset facility qualifies for Section 29 tax credits. PPL uses the Covol technology to produce synfuel at the Somerset facility, and the IRS issued the private letter ruling after its review and approval of that technology. In reliance on this private letter ruling, PPL to date has sold synfuel produced at the Somerset facility resulting in an aggregate of approximately $120 million of tax credits. PPL has projected that the Somerset facility will contribute approximately $0.15 to its earnings per share in each year from 2003 through 2007. PPL also purchases synfuel from unaffiliated third parties, at prices below the market price of coal, for use at its coal-fired power plants.

        On June 27, 2003, the IRS announced that it has reason to question the scientific validity of certain test procedures and results that have been presented to it by taxpayers with interests in synfuel operations as evidence that the required significant chemical change has occurred, and that it is currently reviewing information regarding these test procedures and practices. Accordingly, the IRS has suspended the issuance of private letter rulings concerning whether a significant chemical change has occurred for requests relying on the procedures and results being reviewed. In addition, the IRS indicated that it may revoke existing private letter rulings that relied on the procedures and results under review if it determines that those test procedures and results do not demonstrate that a significant chemical change has occurred.

        PPL does not know the specific nature of the synfuel production procedures and results that are being reviewed by the IRS. At this time, PPL cannot predict the outcome of the IRS' review, when the review will be completed or the ultimate impact, if any, of the review on PPL. PPL believes that it is justified in its reliance on the private letter ruling for the Somerset facility, that the test results that it presented to the IRS in connection with its private letter ruling are scientifically valid and that it has operated the Somerset facility in compliance with the private letter ruling and Section 29 of the Internal Revenue Code.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION
By:	/s/ James E. Abel James E. Abel Vice President - Finance and Treasurer
PPL ENERGY SUPPLY, LLC
By:	/s/ James E. Abel James E. Abel Treasurer

Dated: July 2, 2003